Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26093) of Concorde Career Colleges, Inc. of our report dated March 13, except as to Note 12 which is as of November 12, 1997, appearing in Part II Page 13 in this Annual Report on Form 10-K/A.




PRICE WATERHOUSE LLP

Kansas City, Missouri
November 12, 1997